                                                                    EXHIBIT 10.1

                                NOBLE CORPORATION

                       NONQUALIFIED STOCK OPTION AGREEMENT


         THIS AGREEMENT, made as of the ____ day of ______ 200_, by and between NOBLE CORPORATION, a Cayman Islands exempted company limited by shares (the "Company"), and ___________ ("Employee");

                              W I T N E S S E T H:

         WHEREAS, the committee (the "Committee") acting under the Company's 1991 Stock Option and Restricted Stock Plan, as amended (the "Plan"), has determined that it is desirable to grant a nonqualified stock option under the Plan to Employee, who is currently employed by the Company or one of its Affiliates;

         NOW, THEREFORE, it is agreed as follows:

         1. Grant of Option, Option Period and Terms of Exercise of Option. The Company hereby grants to Employee the option to purchase, as hereinafter set forth, _____ ordinary shares, par value U.S.$0.10 per share, of the Company ("Shares") at the price of $_____ per share, in whole at any time or in part from time to time, for a period commencing _______________________ and terminating on the first to occur of (i) the expiration of ten years from the date of this Agreement and (ii) the date Employee ceases for any reason to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates (a "termination of employment"); provided that the number of Shares purchasable hereunder in any period or periods of time during which the option evidenced hereby is exercisable shall be limited as follows:

         (a) _____ Shares are purchasable, in whole at any time or in part from time to time, commencing ____________________________,

         (b) an additional _____ Shares are purchasable, in whole at any time or in part from time to time, commencing_________________________,. . .


         (__) an additional _____ Shares are purchasable, in whole at any time or in part from time to time, commencing_________________________;

provided further that if a termination of employment occurs after the date upon which the option first becomes exercisable and before the date that is ten years from the date hereof for any reason other than Employee's death, Disability or Retirement, then the option may be exercised, to the extent that Employee was entitled to exercise it at the date of such termination of employment, at any time within six months after such termination of employment but not after the expiration of the ten-year period, except that, in the event of a termination of employment of Employee on account of fraud, dishonesty or other acts detrimental to the interests of the Company or one or more of its Affiliates, the option shall thereafter be null and void for all purposes; and provided further that if a termination of employment occurs after the date upon which the option first becomes exercisable and before the date that is ten years from the date hereof by reason of Employee's death, Disability or Retirement, then the option, including any then unvested Shares all of which shall be automatically accelerated, may be exercised at any time within five years after such termination of employment but not after the expiration of the ten-year period.

         Transfer of employment without interruption of service between or among the Company and any of its Affiliates shall not be considered a termination of employment. Notwithstanding anything contained in this Agreement to the contrary, no fractional Shares may be purchased upon exercise of the option.

         2. Agreement of Employee Regarding Employment. Employee hereby agrees to serve the Company or Affiliate by performing the duties now assigned to Employee or such other duties as may hereafter be assigned to Employee, at Employee's present salary, with such increases and bonuses, if any, as the Company or Affiliate may authorize, for a period of at least one year from the date hereof. There is no obligation on the part of the Company or Affiliate to continue Employee's employment for said one-year period or for any period, and nothing in this Agreement shall in any way interfere with the right of the Company or any Affiliate to terminate the employment of Employee at any time, with or without cause.

         3. Requirement of Employment. Except as provided in Paragraph 1 hereof, the option may not be exercised unless Employee is, at the time of exercise, an employee of the Company or an Affiliate.

         4. Exercise of Option.

         (a) The option may be exercised by written notice signed by Employee and delivered to the Secretary of the Company at the address set forth opposite the Company's name on the signature page of this Agreement. Such notice shall state the number of Shares as to which the option is exercised and shall be accompanied by the full amount of the purchase price of such Shares. The purchase price may be paid in cash or by certified check or cashier's check or, if permitted by the Committee, in whole or in part, by the surrender of issued and outstanding Shares (including an actual or deemed multiple series of exchanges of such Shares) which shall be credited against the purchase price at the Fair Market Value of the Shares surrendered on the date of exercise of the option. Any such notice shall be deemed delivered on the date on which it is personally delivered to the Secretary of the Company at the address specified above in this Paragraph 4(a) or, if sent by mail, on the earlier of (i) the date on which it is received by the Secretary of the Company at such address or (ii) the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the Secretary of the Company at such address.

         (b) Promptly after demand by the Company, and at its direction, Employee shall pay to the Company or the appropriate Affiliate an amount equal to the applicable withholding taxes due in connection with exercise of the option. Such withholding taxes may be paid in cash or by certified check or cashier's check or, subject to the further provisions of this Paragraph 4(b), in whole or in part, by having the Company withhold from the Shares otherwise issuable upon exercise of the option a number of Shares having a value equal to the amount of such withholding taxes or by surrendering to the Company or the appropriate Affiliate a number of issued and outstanding Shares having a value equal to the amount of such withholding taxes. The value of any Shares so withheld by or surrendered to the Company or the appropriate Affiliate shall be based on the Fair Market Value of such Shares on the date on which the option is exercised (in the case of a withholding of Shares) or the date (which shall not be earlier than the date of exercise of the option) on which the Shares are surrendered (in the case of a surrender of Shares). Employee shall pay to the Company or the appropriate Affiliate in cash or by certified check or cashier's check the amount, if any, by which the amount of such withholding taxes exceeds the value of the Shares so withheld or surrendered. Any election by Employee to have Shares withheld or to surrender Shares to pay withholding taxes (an "Election") must be made at or prior to the time of exercise of the option (in the case of a withholding of Shares) or at or prior to the time of surrender of the Shares (in the case of a surrender of Shares). All Elections shall be made in the same manner as is required under the first sentence of Paragraph 4(a) hereof for the exercise of the option and shall be deemed delivered in accordance with the provisions of the last sentence of that Paragraph. The Committee may, in its sole and absolute discretion, disapprove of any Election and suspend or terminate at any time the right of Employee to make Elections.

         (c) Notwithstanding anything contained in this Agreement to the contrary, to the extent permitted by applicable law, the Committee may, in its sole and absolute discretion, selectively approve arrangements with a brokerage firm or firms under which any such brokerage firm shall, on behalf of Employee, make payment in full to the Company of the aggregate purchase price of the Shares then being purchased upon exercise of the option, and the Company, pursuant to an irrevocable notice in writing from Employee, shall make prompt delivery of one or more certificates representing the purchased Shares to such brokerage firm. Payment in full for purposes of the immediately preceding sentence shall mean payment of the full amount due, either in cash or by certified check or cashier's check. Any arrangements shall be subject to such rules and regulations as the Committee may adopt in connection therewith.

         5. Delivery of Certificates Upon Exercise of Option. Delivery of one or more certificates representing the purchased Shares shall be made as promptly as practicable after receipt by the Company of notice of exercise and payment in full of the purchase price and, if required, the amount of any withholding taxes; provided, however, that the Company shall have such time as is necessary to qualify or register such Shares under any applicable law or governmental rule or regulation or list such Shares on any securities exchange on which the Shares are listed.

         6. Adjustments. If at any time while the option is outstanding there shall be any increase or decrease in the number of issued and outstanding Shares effected without receipt of consideration therefor by the Company, through the declaration of a dividend in Shares or through any recapitalization, amalgamation or merger or otherwise in which the Company is the surviving corporation, resulting in a split-up, combination or exchange of Shares, then and in each such event appropriate adjustment shall be made by the Board of Directors of the Company in the number of Shares and the purchase price per Share thereof then subject to purchase pursuant to the option, to the end that the same proportion of the issued and outstanding Shares in each such instance shall remain subject to purchase under the option at the same aggregate purchase price. In the event of a reclassification of the Shares or a liquidation, corporate separation (such as a spin-off or split-off) or reorganization (including a merger, amalgamation, consolidation or sale of assets) of the Company, not covered by the foregoing provisions of this Paragraph 6, it is agreed that the Board of Directors of the Company shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares still subject to the option. Any adjustment pursuant to this Paragraph 6 shall be final, conclusive and binding on Employee in the absence of manifest error.

         7. Transferability.

         (a) Except as otherwise provided in Paragraph 7(b) below, the option evidenced hereby is not transferable otherwise than by will or by the laws of descent and distribution, or the rules thereunder, and may be exercised during the life of Employee only by Employee.

         (b) Notwithstanding Paragraph 7(a), the option evidenced hereby may be transferred, in whole or in part, by Employee (i) by gift to the Immediate Family Members (as defined in Paragraph 7(c) below) of Employee, partnerships whose only partners are Employee or the Immediate Family Members of Employee, limited liability companies whose only shareholders or members are Employee or the Immediate Family Members of Employee, and trusts established solely for the benefit of Employee or the Immediate Family Members of Employee, or (ii) to any other persons or entities in the discretion of the Committee; provided, that any subsequent transfers of a transferred option shall be prohibited except those in accordance with Paragraph 7(a). Following transfer, any such option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided, that for purposes of this Agreement, the term "Employee" (except as used in the next succeeding sentence) shall be deemed to refer to the transferee. The events of any termination of employment set forth in Paragraph 1 above shall continue to be applied with respect to Employee, following which any transferred options shall be exercisable by the transferee only to the extent, and for the periods, specified in Paragraph 1 above.

         (c) "Immediate Family Members" as used in this Agreement shall have the meaning assigned thereto under the Plan, i.e., the spouse, former spouse, children (including stepchildren) or grandchildren of an individual.

         8. Defined Terms. Unless the context clearly indicates otherwise, the capitalized terms used (and not otherwise defined) in this Agreement shall have the meanings assigned to them under the provisions of the Plan.

         9. Plan Provisions. By execution of this Agreement, Employee agrees that the option and the Shares to be received upon exercise of the option shall be governed by and subject to all applicable provisions of the Plan. This Agreement is subject to the Plan, and the Plan shall govern where there is any inconsistency between the Plan and this Agreement.

         10. Construction. The option evidenced hereby is not an incentive stock option under Section 422 of the United States Internal Revenue Code of 1986, as amended. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof. This Agreement is governed by, and shall be construed and enforced in accordance with, the laws of the State of Texas, without regard to the principles of conflicts of laws thereof, except to the extent Texas law is preempted by Federal law of the United States or by the laws of the Cayman Islands.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


Address:                                NOBLE CORPORATION


13135 S. Dairy Ashford
Suite 800                               By
Sugar Land, Texas 77478                 ------------------------------------
(281) 276-6100                          Name:
                                        Title:


Employee address:

-----------------------------------       --------------------------------------
                                          Employee

------------------------------------


------------------------------------